SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2004

(exact name of registrant as specified in its charter)
Florida	0-25681	65-0423422
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
11811 U.S. Highway One Suite 101 North Palm Beach, Florida	33408
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:     (561) 630-2400__

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2004, Bankrate, Inc. (the “Company”) entered into a Sublease (the “lease”) with New Cingular Wireless Services, Inc. f/k/a AT&T Wireless Services, Inc., for approximately 12,388 square feet of office space on the fifth floor of Golden Bear Plaza, 11760 US Highway One, North Palm Beach, Florida. This space will replace the Company’s existing executive offices in North Palm Beach, Florida. The lease term expires on December 31, 2007 and calls for annual rent of $302,019.48. The Company paid $23,743.67 to be held as a refundable security deposit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: November 22, 2004	by:	/s/ Robert J. DeFranco
Robert J. DeFranco
Senior Vice President Chief Financial Officer